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Exhibit 10.11(b)

              SEPARATION, RELEASE, AND NON-COMPETITION AGREEMENT


     THIS SEPARATION, RELEASE AND NON-COMPETITION AGREEMENT is made as of this 17th day of April, 2000, by and between ENVIRONMENTAL ELEMENTS CORPORATION, a Delaware corporation with principal offices at 3700 Koppers Street, Baltimore, Maryland 21227 (hereinafter referred to as "Company") and S. M. Dunseith (hereinafter referred to as "Mr. Dunseith").


                                  Background

1. Mr. Dunseith has resigned his employment with the Company effective March 27, 2000, and has further resigned from the office of Executive Vice President and Chief Operating Officer of the Company effective March 27, 2000 and from all other offices of the Company and of its subsidiaries effective March 27, 2000.

2. The Company and Mr. Dunseith are desirous of reaching an agreement concerning the terms of the separation of Mr. Dunseith from the Company.


     NOW, THEREFORE, in consideration of the premises and mutual covenants, understandings, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, and in lieu of any other severance arrangements, or company policy or precedent, it is hereby agreed by and between the parties as follows:

     1. Mr. Dunseith's last day as an employee of the Company will be March 27, 2000.

     2. Beginning March 28, 2000, Mr. Dunseith will receive a severance pay based on his annual salary of $185,000, payable in bi-weekly installments through December 31, 2000. If Mr. Dunseith has not accepted full time employment by December 31, 2000, he will receive an extended severance period of three (3) months, which will terminate on the earlier of (i) the date which Mr. Dunseith accepts full time employment, or (ii) March 31, 2001. During both severance periods, he will continue to have available his medical, drug, dental, vision, group life insurance, accidental death and dismemberment, and long term disability benefits, all at levels
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         and with elections in effect on March 27, 2000. For a period beginning on the date hereof and ending on the earlier of (i) the date upon which Mr. Dunseith accepts full time employment, or (ii) March 31, 2001, the Company will continue to lease the vehicle currently leased for the benefit of Mr. Dunseith, and will continue to include that vehicle in its vehicle insurance program. Mr. Dunseith will pay all fuel and maintenance costs of the vehicle during this period, and will return the vehicle to the Company at the end of this period in as good condition as at the date hereof, normal wear and tear expected.

     3. In accordance with the EEC Stock Option Plan, Mr. Dunseith's right to exercise his options shall terminate at the expiration of three months after your separation date of March 27, 2000, (see 1998 Stock Option Plan, Paragraph 7(b)(5) and Employee Stock Option Plan dated 1989 Paragraph 7(b)(5). (Note: stock options that were issued on May 9, 1995 and will expire on May 8, 2000).

     4. Mr. Dunseith will be credited for Pension Plan purposes with full time employment for the entire severance pay period. You are entitled to a future pension benefit from the EEC Retirement Plan at age 65. You will also be eligible to continue active participant in the 401(k) plan with the Company matching through the severance pay period.

     5. Within thirty (30) calendar days of the execution of this Agreement, Mr. Dunseith will be paid for all his unused vacation for calendar year 2000.

     6. The Company will reimburse Mr. Dunseith for up to $10,000 for the costs of outplacement services incurred during the severance pay period. Mr. Dunseith's requests for reimbursement should include a copy of the bill from outplacement provider which includes the costs and the services provided.

     7. (i) For the term of the severance period, Mr. Dunseith will not engage in, acquire any interest in, become employed by, or provide consulting services to, or otherwise participate in, either directly or indirectly, other than through the ownership of publicly traded stock, any other business in competition with the business of Company. The Company's "business" shall be limited to the businesses that the Company is in at the time of the signing of this Agreement. It is understood, however, that the limitations of this paragraph do not preclude Mr. Dunseith from performing consulting services for any companies which are customers of the
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         Company, or from accepting employment by corporations which, among their various businesses or business units, have businesses or business units which are in competition with the Company, so long as Mr. Dunseith is not directly responsible for such businesses or business units during the period ending December 31, 2000. In any event, however, the restrictions contained in paragraph (ii) below will remain in full force and effect. The pay and benefit continuation under paragraph 2, of the Agreement, will terminate if this paragraph is breached.

         (ii) Mr. Dunseith will not disclose to any person or other entity any trade secrets, customer or supplier names, computer programs, cost and pricing data, product development efforts, know-how and show-how, proposal and contract management strategy, and other confidential technical or financial information concerning the business or affairs of the Company, which he has acquired in the course of or as an incident to his employment by the Company. It is specifically agreed that the provisions of this paragraph 7(ii) will survive the end of the payout period.

     8. A. You agree to accept the compensation and special separation benefits provided for herein in full resolution and satification of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, REMISE AND FOREVER DISCHARGE the Company and its Officers and Directors from any and all liabilities, actions, causes of action, contracts, agreements, promises, claims and demands of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed, which you, your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of this Agreement and Release, including, without limitation, any and all claims arising out of or relating to your employment, compensation and special separation benefits with the Company and/or the termination thereof including, without limitation, contract claims, benefit claims, tort claims, harassment, defamation and other personal injury claims, fraud claims, whistleblower claims, unjust, wrongful or constructive dismissal claims and any claims under any municipal, state or federal wage payment, discrimination or fair employment practices law, statute or regulation, and claims for costs, expenses and attorneys' fees with respect thereto.
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         B. By signing this Agreement and Release and by acceptance of the compensation and special separation benefits provided for herein, you hereby WAIVE, RELEASE AND COVENANT NOT TO SUE the Company with respect to any matter relating to or arising out of your employment, compensation and benefits with the Company and/or the termination thereof, and you agree that neither you nor any person, organization or entity acting on your behalf will (i) file or participate or join in, encourage, assist, facilitate or permit the bringing or maintenance of any claim or cause of action against the Company, whether in the form of a federal, state or municipal court lawsuit or administrative agency action or otherwise, on the basis of any claim arising out of or relating to your employment, compensation, and benefit with the Company and/or the termination thereof or (ii) seek reinstatement, reemployment or any other relief from the Company, however that relief might be called, whether back pay, compensatory damages, punitive damages, claims for pain and suffering, claims for attorney's fees, reimbursement of expenses or otherwise, on the basis of any such claim, except for claims for a breach of this Agreement and Release.

     9. I understand that pursuant to the Older Workers Benefit Protection Act of 1990, I have the right to consult with an attorney before signing this Agreement, I have 45 days to consider the Agreement before signing it, and I may revoke the Release within seven (7) calendar days after signing it .

    10.  Environmental Elements Corporation, its officers and directors, and S.
         M. Dunseith mutually agree not to disparage, slander, libel, defame or otherwise injure or damage the reputation of the other party, this Agreement and the other Releases.

    11. This Agreement constitutes the entire agreement of the parties and supersedes any and all previous agreements between the parties, written or unwritten. This Agreement may be modified only by an agreement in writing signed by Mr. Dunseith and an authorized Representative of the Company pursuant to an action authorized by the Board of Directors.

    12. In the event that any provision of this Agreement shall be held invalid or illegal, the remaining provisions shall remain in force and effect and shall in all respects be binding on the parties.
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    13. This Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland, without reference to choice of law or conflict of laws principles.

    14. Any breach of any provisions of this Agreement and Release by you shall constitute a forfeiture of all compensation and special separation benefits set forth herein and, if any such compensation and benefits have already been conveyed as of the time of your breach, you agree to return and/or repay the same to the Company (except as specified in paragraph 7(i) in this Agreement).


       IN WITNESS WHEREOF, the parties have caused this Separation, Release and Non-Competition Agreement to be executed on the date indicated below, and have hereunto set their hand and seals.



     ATTEST:

        /s/ Karen Brown                       By:    /s/ John L. Sams
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                                                         John L. Sams
                                                         President


     WITNESS:

        /s/ Patricia G. Dunseith                     /s/ S. M. Dunseith
     ----------------------------------          -----------------------------
                                                         S. M. Dunseith